UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

AMENDMENT NO. 1 TO

FORM 8-K

ON

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2012

RED MOUNTAIN RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-54444	27-1739487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2515 McKinney Avenue, Suite 900, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 871-0400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on July 19, 2012, Red Mountain Resources, Inc. (the “Company”) and its wholly owned subsidiary, Hunter Drilling, LLC (“Hunter Drilling”), entered into an Asset Purchase Agreement, dated July 19, 2012 (the “Purchase Agreement”), with First Security Bank, as Trustee for the Holders of the Senior Series 2009A Debentures and the Series 2009B Debentures (“FSB”), O&G Leasing, LLC (“O&G”) and Performance Drilling Company, LLC (“PDC” and together with O&G, the “Sellers”).

Under the Purchase Agreement, Hunter Drilling will acquire substantially all of the assets of the Sellers, including, but not limited to, five oil and natural gas drilling rigs, rolling stock, trade accounts receivable and notes receivable, tangible personal property and certain intangible personal property, insurance benefits, prepaid deposits and expenses, claims and warranties, permits, contracts and books and records (collectively, the “Purchased Assets”) in exchange for a combination of cash, shares of the Company’s common stock and debt securities of Hunter Drilling. The Sellers agreed to retain and be liable for any and all of their liabilities not expressly assumed by Hunter Drilling, including all liabilities arising out of Sellers’ ownership of the Purchased Assets prior to the closing of the transaction.

As part of the purchase price, the Company also agreed to issue 697,110 shares of its common stock to the holders of the Series 2009B Debentures (the “2009B Debentures”) at an agreed price of $1.50 per share, for the payment of accrued and unpaid interest on the 2009B Debentures, subject to adjustment in certain limited circumstances. In addition, Hunter Drilling agreed to issue Junior Secured Debentures with a term of approximately nine years that accrue interest at a rate of 6% per annum (the “Junior Secured Debentures”) to the holders of the 2009B Debentures in the aggregate principal amount of $7,610,000 (the aggregate principal amount of debt held by such holders), subject to adjustment for (A) those 2009B Debentures that have been acquired by the Company in exchange for issuing shares of its common stock (the “Exchanged Junior Debentures”) and (B) those 2009B Debentures that are redeemed with cash provided by Hunter Drilling at the closing of the transaction. Hunter Drilling agreed to acquire either $1,050,000 in principal amount of the Exchanged Junior Debentures prior to the closing of the transaction or to tender cash to acquire 2009B Debentures in a principal amount equal to the difference between the $1,050,000 and the principal amount of the Exchanged Junior Debentures.

On August 8, 2012 and August 13, 2012, the Company acquired an aggregate of $260,000 of 2009B Debentures from three holders and in exchange agreed to issue an aggregate of 244,161 shares of the Company’s common stock. The issuance of the Company’s securities to the sellers of the 2009B Debentures was made on a private placement basis and was exempt pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure under Item 1.01 above is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2012	RED MOUNTAIN RESOURCES, INC.

	By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chief Executive Officer